Exhibit 10.10

CERIDIAN HOLDING CORP.

2007 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

REFERENCE NUMBER: 2007-B

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in this Agreement and each Notice of Stock Option Grant referencing this Agreement (the “Notice”), the Company grants to the Optionee on the Date of Grant an option to purchase at the Exercise Price a number of Shares, all as set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement. This option is intended to be a Nonstatutory Option.

(b) Defined Terms. This option is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Capitalized terms are defined in Section 14 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

This option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except set forth in Section 12(a) of the Plan, and shall not be subject to execution, attachment or other similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company specifying the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a “Notice of Exercise”. The Notice of Exercise shall be signed by the person exercising this option. In the event that this option is being exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

(b) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option, as a condition to the exercise of this option, and the Optionee shall make arrangements reasonably satisfactory to the Company to enable it to satisfy all such withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this option.

(c) Stockholders Agreement. As a condition to the exercise of this option, each Optionee must become a party to the Stockholders Agreement as a “Management Holder” thereunder.

(d) Issuance of Shares. After receiving a proper notice of exercise and after satisfaction of the conditions of this Agreement, including, without limitation Sections 4(c) and 7 and 9, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option.

SECTION 5. PAYMENT FOR SHARES.

(a) Cash or Check. All or part of the Purchase Price may be paid in cash or by personal check at the time this option is exercised.

(b) Net Cashless Exercise. In lieu of paying the Purchase Price as described in Section 5(a) above, at any time when the Company is not required to file periodic reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, the Optionee may pay all or a portion of the Purchase Price and any applicable withholding requirements by reducing the number of Shares otherwise to be delivered upon exercise of this option by the number of such Shares having a Fair Market Value equal to the amount to be paid upon exercise and any applicable withholding amount.

(c) Alternative Methods of Payment for Shares. At the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by any alternative method selected by the Committee. The Committee’s exercise of its discretion to allow the Optionee to pay the exercise price pursuant to an alternative method shall not bind the Committee to permit such alternative method of payment for the remainder of this option or with respect to any other option or optionee under the Plan.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. Subject to earlier termination in accordance with subsection (b) below, this option shall expire on the expiration date set forth in the Notice.

(b) Termination of Service. If the Optionee’s Service terminates for any reason, then this option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

(ii) The date ninety (90) days after the date of termination of the Optionee’s Service for any reason other than Cause; provided, however, that if the exercisability of the Options is limited by a restriction imposed by law upon the Company or any Subsidiary or Affiliate of the Company (as opposed to any restriction imposed by law upon the participant) during such period, the ninety (90)-day in this clause (B) shall not begin until such restriction has lapsed; and

(iii) The date of termination of the Optionee’s Service if such termination is for Cause.

For this purpose, if the Optionee is party to an employment agreement between the Optionee and the Company (or, if applicable, the Subsidiary or Affiliate employing the Optionee), termination without Cause shall include termination of the Optionee’s Service (a) on expiration of the scheduled employment term in the employment agreement (if the employment agreement contains a scheduled term) and (b) for “Good Reason” as defined in the employment agreement (if the employment agreement contains a definition of Good Reason).

Unless the Notice shall otherwise provide, the Optionee (or in the case of the Optionee’s death or Disability, the Optionee’s representative) may exercise all or a part of this option at any time before the expiration date described in the preceding sentence only to the extent that this option has become exercisable for vested Shares on or before the date the Optionee’s Service terminates. Unless the Notice shall otherwise provide, the balance of this option (which is not exercisable and vested on the date the Optionee’s Service terminates) shall lapse when the Optionee’s Service terminates.

(c) Call Right.

(i) If the Optionee’s Service is terminated for any reason, within ninety (90) days after such date of termination, the Company shall have the right and option to purchase (the “Call Right”) and such Optionee, upon exercise of such Call Right, shall be required to sell to the Company any or all of the Shares acquired by Optionee pursuant to this Agreement (the “Call Shares”) at the Fair Market Value; provided, however, that if the Optionee’s Service is terminated for Cause (as defined in the Optionee’s employment agreement, or if the Optionee is not party to any such employment agreement, as defined in the Plan), in the event the Company exercises the Call Right, the repurchase price shall be the lower of the current Fair Market Value and the exercise price of the Option. In the event the Optionee elects (to the extent permitted under Section 6(b) hereof) to exercise any of Optionee’s Options after the time the Company has exercised its Call Right hereunder, the Company shall have 90 days after any such exercise by the Optionee to exercise its Call Right with respect to such additional Shares.

(ii) If the Company desires to exercise its Call Right, the Company shall not later than the 90-day period described for such purchase in Section 6(c)(i), send written notice to the Optionee of its intention to purchase the Call Shares, specifying the number of Call Shares to be purchased (the “Call Notice”). The closing of the purchase shall take place at the principal office of the Company on the later of the date that is thirty (30) days after giving the Call Notice and the date that is ten (10) business days after the final determination of the Fair Market Value. The Optionee shall deliver to the Company the Call Shares and duly executed instruments transferring title to the Call Shares to the Company against payment of the appropriate purchase price to such Optionee.

(iii) Any amounts payable under this Section 6(c) may be paid (A) in cash; or (B) by offset of any obligation of the Optionee to the Company or its Affiliates.

(d) Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company or any Subsidiary in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company or Subsidiary).

SECTION 7. LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)	The Company and the Optionee have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)	Any applicable listing requirement of any stock exchange or other securities market on which the Shares are listed has been satisfied; and

(c)	Any other applicable provision of state or federal law has been satisfied.

SECTION 8. REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 9. OPTIONEE REPRESENTATIONS AND COVENANTS

(a) Optionee Undertaking. The Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem reasonably necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or upon the Shares pursuant to the provisions of this Agreement and the Stockholders Agreement.

(b) Investment Intent. The Optionee represents and agrees that as of the Date of Grant, the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. If the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

SECTION 10. ADDITIONAL CONDITIONS.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law. Such restrictions may be in addition to the restrictions set forth in the Stockholders Agreement.

(b) Legends. In addition to any legends required by the Stockholders Agreement, all certificates evidencing Shares purchased under this Agreement shall bear the following legends:

“This security has not been registered under the Securities Act of 1933, as amended, or any foregoing or State securities laws and may not be offered or sold except in compliance therewith. This security is also subject to additional restrictions on transfer as set forth in the Stockholders Agreement dated as of November 9, 2007, copies of which may be obtained upon request from Ceridian Holding Corp. or any successor thereto.”

(c) Removal of Legends. If, in the opinion of the Company, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(d) Administration. Any determination by the Company in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11. ADJUSTMENT OF SHARES.

In the event of a Recapitalization, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 10(a) of the Plan. In the event that the Company is a party to a merger or consolidation or other transaction described in Section 10(b) of the Plan, this option shall be subject to the agreement of merger or consolidation or other applicable transaction agreement, as provided in Section 10(b) of the Plan.

SECTION 12. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by (i) filing a notice of exercise, (ii) paying the Purchase Price as provided in this Agreement, and (iii) satisfying the requirements of this Agreement.

(b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(d) Entire Agreement. The Notice, this Agreement and the Plan (and upon exercise of this option, the Stockholders Agreement) constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s permitted assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. RESTRICTIVE COVENANTS

The parties recognize and agree that (i) the Optionee has received, and will in the future receive, substantial amounts of Confidential Information, (ii) the Company’s business is conducted on a worldwide basis, and (iii) provision for non-competition and non-recruitment obligations by the Optionee is critical to the Company’s continued economic well-being and protection of the Company’s Confidential Information. In light of these considerations and in consideration of the Option granted herein, the Optionee agrees to the following covenants:

(a) Non-Competition. During the term of Service, the Optionee shall devote his or her full time and energy to furthering the Company’s business and will not pursue any other business activity without the Company’s written consent; provided, however that the Optionee may serve on the board of directors of one other entity that is not an Affiliate, subject to the Optionee’s prior consultation with the nominating and governance committee of the Board. Unless the obligation is waived or limited by the Company, the Optionee agrees that during the period of his or her Service with the Company and for a period of one (1) year following his or her termination of Service for any reason (the “Non-Compete Period”), the Optionee will not directly or indirectly, alone or as a partner, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company’s business as conducted as of the date of such termination of Service or with any part of the Company’s contemplated business with respect to which the Optionee has Confidential Information. For purposes of this section, “shareholder” shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange. Also for purposes of this section, the “Company’s business” shall include business conducted by the Company or its Affiliates and any partnership or joint venture in which the Company or its Affiliates is a partner or joint venturer; provided that, “Affiliate” as used in this sentence shall not include any corporation in which the Company has ownership of less than fifteen percent (15%) of the voting stock.

(i) At its sole option, the Company may, by written notices to the Optionee at any time within the Non-Compete Period, waive or limit the time and/or geographic area in which the Optionee may not engage in competitive activity.

(ii) During the Non-Compete Period, prior to accepting employment with or agreeing to provide consulting services to, any firm or entity which offers competitive products or services, the Optionee shall give thirty (30) days prior written notice to the Company. Such written notice shall describe the firm and the employment or consulting services to be rendered to the firm or entity, and shall include a copy of the written offer of employment or engagement of consulting services. The Company shall respond within twenty (20) days with approval of or objection to the Optionee’s notice of desire to render employment or consulting services with such firm or entity.

(b) Non-Recruitment. During the Optionee’s term of Service and for a period of one (1) year following a termination of Service for any reason, the Optionee will not directly or indirectly hire any of the Company’s, or solicit any of the Company’s employees for the purpose of hiring them or inducing them to leave their employment with the Company, nor will the Optionee own, manage, operate, join, control, consult with, participate in the ownership, management, operation or control of, be employed by, or be connected in any manner with any person or entity which engages in the conduct proscribed above. This provision shall not preclude the Optionee from responding to a request (other than by the Optionee’s employer) for a reference with respect to an individual’s employment qualifications.

(c) Survival and Enforceability. The obligations of this Section 13 shall survive the expiration or termination of this Agreement and the Optionee’s Service with the Company. Should any provision of this Section 13 be held invalid or illegal, such illegality shall not invalidate the whole of this section or the Agreement, but rather, Section 13 shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly. In furtherance of and not in limitation of the foregoing, the Optionee expressly agrees that should the duration of or geographical extent of, or business activities covered by, any provision of this Section 13 be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly be covered. The Optionee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Section 13 shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. The Optionee acknowledges that the value of the benefits the Optionee is receiving in connection with this Agreement is good and sufficient consideration for the Optionee’s entrance into the obligations in this Section 13. This Section 13 does not replace and is in addition to any other agreements the Optionee may have with the Company on the matters addressed herein

SECTION 14. DEFINITIONS.

(a) “Affiliate” shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with another person.

(b) “Agreement” shall mean this Stock Option Agreement.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Call Notice” shall have the meaning described in Section 6(c) of this Agreement.

(e) “Call Right” shall have the meaning described in Section 6(c) of this Agreement.

(f) “Call Shares” shall have the meaning described in Section 6(c) of this Agreement.

(g) “Cause” shall mean with respect to an Optionee, “cause” as defined in any employment agreement between the Optionee and the Company (or, if applicable, the Subsidiary employing the Optionee) or if the Optionee is not a party to an employment agreement or “cause” is not defined therein, the following unless another meaning is specifically provided by the Committee or in the participant’s option agreement:

(i)	Any conviction or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude,

(ii)	Any theft or embezzlement of the assets of the Company or a Subsidiary or Affiliate thereof,

(iii)	Any willful material misconduct or gross negligence,

(iv)	Any willful breach of any material written policy or any willful material breach of any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company or any of its Affiliates, or

(v)	Any continued failure by the participant to attempt in good faith to perform his or her duties as reasonably assigned to participant by participant’s manager for a period of 60 days after a written demand for such performance which specifically identifies the manner in which it is alleged the participant has not attempted in good faith to perform such duties.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(i) “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(j) “Company” shall mean Ceridian Holding Corp., a Delaware corporation and any successor thereto.

(k) “Confidential Information” shall mean information or material of the Company which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including: (i) information or material relating to the Company and its business as conducted or anticipated to be conducted; business plans; operations; past, current or anticipated services, products or software; customers or prospective customers; relations with business partners or prospective business partners; or research, engineering, development, manufacturing, purchasing, accounting, or marketing activities; (ii) information or material relating to Ceridian’s inventions, improvements, discoveries, “know-how,” technological developments, or unpublished writings or other works of authorship, or to the materials, apparatus, processes, formulae, plans or methods used in the development, manufacture or marketing of the Company’s services, products or software; (iii) information on or material relating to the Company which when received is marked as “proprietary,” “private,” or “confidential; (iv) trade secrets; (v) software of the Company in various stages of development, software designs, web-based solutions, specifications, programming aids, programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases of the Company; and (vi) software of the Company in various stages of development, software designs, web-based solutions, specifications, programming aids, programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases of the Company.

(l) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

(m) “Date of Grant” shall mean the date specified in the Notice, which date shall be the later of (i) the date on which the Committee resolved to grant this option or (ii) the first day of the Optionee’s Service.

(n) “Director” shall mean a member of the Board of Directors who is not an Employee.

(o) “Disability”, with respect to the Optionee, shall mean (i) “disability” as defined in any employment agreement or engagement agreement between the between the Optionee and the Company (or, if applicable, the Subsidiary employing or retaining the Optionee) or (ii) if the Optionee is not a party to any such agreement or “disability” is not defined therein, the following: (A) the inability of the Optionee to perform the duties of participant’s employment or engagement with the Company due to physical or emotional incapacity or illness, where such inability continues for ninety (90) days and is expected to be of long-continued and indefinite duration; or (ii) the Optionee shall be entitled to disability retirement benefits under the federal Social Security Act or to recover benefits under any long-term disability plan or policy maintained by the Company or Subsidiary.

(p) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(q) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(r) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice.

(s) “Fair Market Value” shall mean the fair market value of a Share as determined in good faith by the Board of Directors through a reasonable application of a reasonable valuation method in a manner intended to comply with Section 409A of the Internal Revenue Code. Such determination shall be conclusive and binding on all persons.

(t) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b).

(u) “Notice” shall have the meaning described in Section 1(a) of this Agreement.

(v) “Optionee” shall mean the person named in the Notice.

(w) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the execution of this Agreement shall be considered a Parent commencing as of such date.

(x) “Permitted Transfers” shall have the meaning described in Section 10(a) of this Agreement.

(y) “Plan” shall mean the Ceridian Holding Corp. 2007 Stock Incentive Plan.

(z) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(aa) “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company such as a stock split, reverse stock split, stock dividend, extraordinary cash dividend, distribution, recapitalization, combination or reclassification of the Company’s securities.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Service” shall mean service as an Employee, Director or Consultant.

(dd) “Share” shall mean one share of common stock of the Company, with a par value of $0.0001 per share.

(ee) “Stockholders Agreement” shall mean the Stockholders Agreement dated as of November 9, 2007, among the Company and the other parties therein as the same may be amended, and any other stockholders agreement, right of first refusal agreement, or other agreement regarding restrictions on the Optionee’s ability to vote, transfer, sell, assign, pledge or hypothecate the Shares underlying this option, entered into by and among the Company and the other parties named therein that the Board of Directors of the Company requires the Optionee to enter into in connection with any Notice of Stock Option Grant.

(ff) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

EXHIBIT A

SAMPLE NOTICE OF EXERCISE

Ceridian Holding Corp.

[Insert Address

Attn: Corporate Secretary]

To the Corporate Secretary:

I hereby exercise my stock option granted under the Ceridian Holding Corp. 2007 Stock Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares by delivery of a check payable to Ceridian Holding Corp. (the “Company”) in the amount described below in full payment for such shares plus all amounts required to be withheld by the Company under state federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this             day of                     (month)             (year).

No. Shares to be Acquired	Type of Option	Exercise Price	Total
Nonstatutory
Estimated Withholding	Nonstatutory only
Amount Paid

Very truly yours,

Signature of Optionee

Optionee’s Name and Mailing Address

Optionee’s Social Security Number